Exhibit 99.3

Bitmine Immersion Technologies (BMNR) Announces ETH Holdings Reach 5.21 Million Tokens, and Total Crypto and Total Cash Holdings of $13.4 Billion

Bitmine owns more than 4.31% of the total ETH coin supply of 120.7 million

Bitmine is 86% of the way to the ‘Alchemy of 5%’ in just 11 months

Crypto Spring has commenced and like past cycles, investor sentiment and conviction are muted and bearish even as crypto prices strengthen

As reflected in this edition of Tom Lee’s Chairman’s Message

Ethereum continues to benefit from the dual tailwinds of Wall Street tokenizing on the blockchain and from agentic AI systems increasingly needing public and neutral blockchains

Bitmine uplisted to the New York Stock Exchange (“NYSE”) from the NYSE American effective as of April 9, 2026

Bitmine has 4,712,917 staked ETH, representing $11.1 billion at $2,366 per ETH

MAVAN (Made in America VAlidator Network) is a premier Ethereum staking destination for BMNR and institutional investors, with a focus on security, performance, and resilience

Bitmine owns $88 million of Eightco (NASDAQ: ORBS), now one of the only publicly listed equities in the world to provide investors indirect exposure to OpenAI

Bitmine Crypto + Total Cash Holdings + “Moonshots” total $13.4 billion, including 5.21 million ETH tokens, total cash of $775 million, and other crypto holdings

Bitmine leads crypto treasury peers by both the velocity of raising crypto NAV per share and by the high trading liquidity of BMNR stock

Bitmine is the 149th most traded stock in the US, trading $816 million per day (5-day avg)

Bitmine remains supported by a premier group of institutional investors including ARK’s Cathie Wood, MOZAYYX, Founders Fund, Bill Miller III, Pantera, Kraken, DCG, Galaxy Digital and personal investor Thomas “Tom” Lee to support Bitmine’s goal of acquiring 5% of ETH

NORWALK, CT, May 11, 2026 /PRNewswire/ — (NYSE: BMNR) Bitmine Immersion Technologies, Inc. (“Bitmine” or the “Company”) a Bitcoin and Ethereum Network company with a focus on the accumulation of crypto for long term investment, today announced Bitmine crypto + total cash + “moonshots” holdings totaling $13.4 billion.

The Company recently announced its uplisting to the New York Stock Exchange (“NYSE”) from the NYSE American on April 9, 2026. The Company’s common stock continues to trade under the symbol “BMNR”.

As of May 10, 2026 at 4:00pm ET, the Company’s crypto holdings are comprised of 5,206,790 ETH at $2,366 per ETH (Coinbase NASDAQ: COIN), 201 Bitcoin (BTC), $200 million stake in Beast Industries, $88 million stake in Eightco Holdings (NASDAQ: ORBS) (“moonshots”) and total cash of $775 million. Bitmine’s ETH holdings are 4.31% of the ETH supply (of 120.7 million ETH).

Bitmine released the latest Chairman’s Message (link here) for May 2026.

“‘Crypto spring’ has commenced and we wanted to highlight the importance of owning ETH as a source of diversification, and the likely drivers of this coming ‘crypto bull’ cycle,” stated Thomas “Tom” Lee, Chairman of Bitmine. “Among the key future drivers for Ethereum, the two primary are Wall Street’s move to tokenization and agentic AI. If ETH closes above $2,100 at the end of May 2026, this would be the third consecutive monthly gain – this has never been seen in a crypto bear market. Thus, a close above $2,100 would validate ‘crypto spring’ has arrived.”

“Since the start of 2026, Bitmine has acquired over 1 million ETH and has accumulated over 4.3% of the ETH supply. We intend to hold and stake our ETH holdings, which means our ETH holdings are essentially reducing available supply of ETH and removed 4.3% of ETH supply since June 30th, 2025. In other words, ETH supply has been disinflationary since June 2025.” stated Lee.

“We have decided to slow down our pace of weekly accumulation from >100,000 per week as we originally targeted reaching the ‘alchemy of 5%’ target in late 2026. Our previous pace of >100k weekly buys would have us reach 5% by mid-July.” stated Lee.

“ETH prices have been correlated with software stocks (software ETF ticker: $IGV) and as shown on the chart below, both have been moving higher together in the past few months. The recovery in software in 2026 is further evidence ‘crypto spring’ has commenced,” said Lee.

Bitmine recently launched MAVAN (the Made in American VAlidator Network), the institutional grade staking platform. While MAVAN was originally developed to support Bitmine’s own Ethereum treasury, MAVAN intends to expand to serve institutional investors, custodians, and ecosystem partners seeking best-in-class staking infrastructure. A portion of Bitmine’s ETH is already staked on the MAVAN platform.

As of May 10, 2026, Bitmine total staked ETH stands at 4,712,917 ($11.1 billion at $2,366 per ETH). “Bitmine has staked more ETH than other entities in the world. At scale (when Bitmine’s ETH is fully staked by MAVAN and its staking partners), the projected ETH staking reward is $352 million annually (using 2.86% 7-day BMNR yield),” stated Lee.

“Annualized staking revenues are now $319 million. And this 4.7 million ETH is over 90% of the 5.21 million ETH held by Bitmine. Bitmine’s own staking operations generated a 7-day yield of 2.86% (annualized),” continued Lee.

Bitmine crypto holding reigns as the #1 Ethereum treasury and #2 global treasury, behind Strategy Inc. (NASDAQ: MSTR), which reportedly owns 818,334 BTC valued at $66.6 billion. Bitmine remains the largest ETH treasury in the world.

Bitmine is one of the most widely traded stocks in the US. According to data from Fundstrat, the stock has traded average daily dollar volume of $816 million (5-day average, as of May 8, 2026), ranking #149 in the US, behind Carvana Co (rank #148) and ahead of Royal Caribbean Cruises (rank #150) among 5,704 US-listed stocks (statista.com and Fundstrat research).

The GENIUS Act and Securities and Exchange Commission’s (the “SEC”) Project Crypto are as transformational to financial services in 2025 as US action on August 15, 1971 ending Bretton Woods and the USD on the gold standard 54 years ago. This 1971 event was the catalyst for the modernization of Wall Street, creating the iconic Wall Street titans and financial and payment rails of today. These proved to be better investments than gold.

The Chairman’s message can be found here:

https://www.Bitminetech.io/chairmans-message

The Fiscal Full Year 2025 Earnings presentation and corporate presentation can be found here: https://Bitminetech.io/investor-relations/

To stay informed, please sign up at: https://Bitminetech.io/contact-us/

About Bitmine

Bitmine (NYSE: BMNR) is a Bitcoin miner with operations in the US. The company is deploying its excess capital to be the leading Ethereum Treasury company in the world, implementing an innovative digital asset strategy for institutional investors and public market participants. Guided by its philosophy of “the alchemy of 5%,” the Company is committed to ETH as its primary treasury reserve asset, leveraging native protocol-level activities including staking and decentralized finance mechanisms. The Company launched MAVAN (Made-in America VAlidator Network), a dedicated staking infrastructure for Bitmine assets, in 2026.

For additional details, follow on X:

https://x.com/bitmnr

https://x.com/fundstrat

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements.” The statements in this press release that are not purely historical are forward-looking statements which involve risks and uncertainties. This document specifically contains forward-looking statements regarding: (i) progress and achievement of the Company’s goals regarding ETH acquisition, including the ‘Alchemy of 5%’ initiative and the long-term value of Ethereum; (ii) the Company’s beliefs regarding Ethereum’s performance relative to other assets, including its characterization as a “wartime store of value” and its performance during geopolitical events; (iii) the Company’s expectations regarding the current state and future trajectory of the cryptocurrency market, including statements that ETH may be in the “final stages of the mini-crypto winter”; (iv) continued growth and advancement of the Company’s Ethereum treasury strategy and the applicable benefits to the Company; (v) the Company’s share repurchase program, including statements regarding shares trading below intrinsic value, the Company’s ability to accretively retire common shares, and the execution of repurchases through open market transactions; (vi) the Company’s digital asset accumulation strategy and staking operations, including MAVAN, its expansion to serve institutional investors, custodians, and ecosystem partners, and projected annual staking revenues and rewards; (vii) statements regarding the benefits of Wall Street tokenization on the blockchain and agentic AI systems utilizing public blockchains; (viii) expectations regarding the potential impact of regulatory developments, including the GENIUS Act and SEC Project Crypto, on financial services and digital assets; and (ix) the Company’s financial flexibility to support its treasury operations and expanded repurchase authorization. In evaluating these forward-looking statements, you should consider various factors, including: Bitmine’s ability to keep pace with new technology and changing market needs; Bitmine’s ability to finance its current business, Ethereum treasury operations, share repurchase program, and proposed future business; the competitive environment of Bitmine’s business; market conditions affecting the trading price of the Company’s common stock; regulatory developments affecting digital assets, including the ultimate enactment and implementation of pending legislation and SEC initiatives; geopolitical events and their impact on cryptocurrency markets; the volatility and unpredictability of digital asset prices; and the future value of Bitcoin and Ethereum. Actual future performance outcomes and results may differ materially from those expressed in forward-looking statements. Forward-looking statements are subject to numerous conditions, many of which are beyond Bitmine’s control, including those set forth in the Risk Factors section of Bitmine’s Form 10-K filed with the SEC on November 21, 2025, as well as all other SEC filings, as amended or updated from time to time. Copies of Bitmine’s filings with the SEC are available on the SEC’s website at www.sec.gov. Bitmine undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

SOURCE Bitmine Immersion Technologies, Inc.

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Marcy Simon

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